AGILYSYS FISCAL 2019 FIRST QUARTER REVENUE RISES TO RECORD $34.0 MILLION

Recurring Revenue Increases 8% to $17.9 Million, Inclusive of 19% Growth in SaaS Revenue

Second Consecutive Quarter of Positive Adjusted Earnings from Operations

Alpharetta, GA - August 1, 2018 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2019 first quarter ended June 30, 2018.

Summary of Fiscal 2019 First Quarter Financial Results

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Total net revenue was $34.0 million, compared to total net revenue of $33.9 million in the comparable prior-year period. Without the adoption of ASC 606, revenue in the fiscal 2019 first quarter would have been approximately $50,000 higher.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $17.9 million, or 53% of total net revenue, compared to $16.7 million, or 49% of total net revenue, for the same period in fiscal 2018. SaaS revenues increased 19% year over year and comprised 32% of total recurring revenues, compared to 29% of total recurring revenues in the first quarter of fiscal 2018.

•	Gross margin was 52.6% in the fiscal 2019 first quarter, compared to 49.2% in the prior-year period.

•
Net loss in the fiscal 2019 first quarter was $(1.7) million, or $(0.08) per diluted share, compared to a net loss of $(3.0) million, or $(0.13) per diluted share, in the prior-year period. Without the adoption of ASC 606, the net loss in the fiscal 2019 first quarter would have improved by approximately $80,000.

•	Adjusted EBITDA (non-GAAP) was $3.1 million, compared to Adjusted EBITDA of $1.6 million in the same period last year (see reconciliation below).

•
Adjusted earnings from operations (non-GAAP) in the fiscal 2019 first quarter was $0.2 million, compared to Adjusted loss from operations in the fiscal 2018 first quarter of $(3.5) million (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Our positive operating momentum continued in the first quarter of fiscal 2019 as we generated our highest ever quarterly revenue. This was also our third consecutive quarter of sequential revenue growth. Recurring revenue increased 8% year over year to $17.9 million and continues to be driven primarily by SaaS revenue growth. Over the last three quarters, our sales growth has been broad-based with improvement across multiple product and vertical market segments. As in other recent quarters, revenue growth in the fiscal 2019 first quarter included net positive competitive replacements, growth in sales of additional products to existing customers and expansion of business with certain large strategic accounts. We expect such growth opportunities to continue driving us forward in fiscal 2019 and beyond.

"We also continue to make good progress towards positioning Agilysys for consistent near and long-term profitability improvement. The fiscal 2019 first quarter represented the second consecutive quarter in which we generated positive Adjusted Earnings from Operations (AOE), the first two quarters we have achieved this since transforming Agilysys into a pure-play hospitality software solutions technology provider in fiscal 2014. AOE improved by more than $3.7M year over year in the first quarter, and we now believe AOE will be approximately break-even for fiscal 2019.

"Overall, we are pleased with our strong start to fiscal 2019, our increasing momentum in the marketplace and in our internal culture transformation. There has never been a better time to work at and do business with Agilysys and these factors have positioned us well to consistently grow shareholder value."

New Revenue Recognition Standard
On April 1, 2018, Agilysys adopted accounting standard update No. 2014-09 ("ASC 606"), the Financial Accounting Standards Board's new revenue recognition standard. Financial results for the three month period ended June 30, 2018 reflect this accounting standard. Financial results for the three month period ended June 30, 2017 have not been restated and are reported under the accounting standards in effect during that period. The impact on revenue, net loss, Adjusted EBITDA, and Adjusted Earnings from Operations ("AOE") from the adoption of ASC 606 was immaterial.

Updated Fiscal 2019 Outlook
Agilysys today reiterated its previously provided forecast for fiscal 2019 full year revenue growth of approximately 10% compared to fiscal 2018 revenue of approximately $127 million. In addition, the Company now expects to record approximately break-even Adjusted Earnings from Operations (non-GAAP measure) in fiscal 2019, compared to the loss of approximately $6.0 million for this metric in fiscal 2018. Agilysys also expects fiscal 2019 year-end cash and cash equivalents to reflect a decline of approximately $3 million to $5 million, from the fiscal 2018 year-end balance of $39.9 million, a significant improvement from the over $9 million decline in fiscal 2018.

The Company defines adjusted earnings from operations as adjusted EBITDA, less capital expenditures and capitalized software development costs, which management believes is a meaningful measure of earnings and provides insight to investors on the Company's overall profitability and cash generation from core operations. Adjusted earnings from operations includes costs for capitalized efforts while minimizing the seasonality of the Company's cash flows due to the timing of billing.

Tony Pritchett, Chief Financial Officer, commented, “We continue to make strong progress in our business with fiscal 2019 first quarter revenue and AOE slightly exceeding our internal forecast. As our recurring revenue continues to grow and we further benefit from predictable services revenue, which represents approximately 20% of our overall revenue mix, we continue to increase the visibility and sustainability of the sales momentum we are now achieving. Reflecting the strong start to fiscal 2019, we are on track to achieve our guidance for full year revenue growth of approximately 10% and significantly improve our profitability. In addition, reflecting the normal seasonality of our cash usage throughout the year, we expect to grow our cash balance in the second half of the year and to end fiscal 2019 with approximately $35 million or more in cash and cash equivalents. As such, we continue to have the balance sheet, financial flexibility and growing sales momentum to achieve our goals for near and long-term improvement in our market position and financial results."

2019 First Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, August 1, 2018, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 6678957. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue, adjusted earnings from operations and cash and cash equivalent balance, and statements we make regarding continuing sales momentum, our ability to achieve revenue and profitability growth, and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted EBITDA and adjusted earnings from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying table below for a reconciliation of adjusted EBITDA and adjusted earnings from operations to the most closely related GAAP measure.

About Agilysys
Agilysys is a leading technology company that provides innovative software and services for point-of-sale (POS), property management (PMS), reservation and table management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions exclusively to the hospitality industry. Our products and services allow operators to streamline operations, improve efficiency and understand customer needs across their properties to deliver a superior overall guest experience. The result is improved guest loyalty, growth in wallet share and increased revenue as they connect and transact with their guests based upon a single integrated view of individual preferences and interactions. We serve four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Corporate Foodservice Management; and Restaurants, Universities, Stadia and Healthcare.

Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information, visit www.agilysys.com.

# # #
Investor Contact:
Tony Pritchett
Chief Financial Officer
Agilysys, Inc.
770-810-7941 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2018	2017

Net revenue:
Products	$9,080	$10,283
Support, maintenance and subscription services	17,929	16,667
Professional services	6,998	6,915
Total net revenue	34,007	33,865
Cost of goods sold:
Products, inclusive of developed technology amortization	7,130	7,624
Support, maintenance and subscription services	4,074	4,035
Professional services	4,914	5,536
Total cost of goods sold	16,118	17,195
Gross profit	17,889	16,670
Gross profit margin	52.6%	49.2%
Operating expenses:
Product development	7,089	6,626
Sales and marketing	4,754	5,130
General and administrative	6,005	6,800
Depreciation of fixed assets	606	611
Amortization of intangibles	543	485
Restructuring, severance and other charges	440	37
Legal settlements	91	—
Total operating expense	19,528	19,689
Operating loss	(1,639)	(3,019)
Other (income) expense:
Interest (income)	(55)	(28)
Interest expense	3	2
Other expense (income), net	198	(113)
Loss before taxes	(1,785)	(2,880)
Income tax (benefit) expense	(49)	78
Net loss	$(1,736)	$(2,958)

Weighted average shares outstanding	23,095	22,720

Loss per share - basic and diluted:
Loss per share	$(0.08)	$(0.13)

Weighted average shares outstanding - diluted	23,095	22,720

Net income (loss) per share - diluted:
Net income (loss) per share	$(0.08)	$(0.13)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	June 30,	March 31,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$35,076	$39,943
Accounts receivable, net of allowance for doubtful accounts of $809 and $900, respectively	20,306	16,389
Contract assets	5,273	—
Inventories	1,765	1,999
Prepaid expenses and other current assets	5,421	5,593
Total current assets	67,841	63,924
Property and equipment, net	17,113	17,512
Goodwill	19,622	19,622
Intangible assets, net	8,473	8,484
Software development costs, net	44,506	45,181
Other non-current assets	4,673	2,484
Total assets	$162,228	$157,207

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,033	$8,400
Contract liabilities	30,781	26,820
Accrued liabilities	8,541	9,241
Capital lease obligations, current	96	120
Total current liabilities	48,451	44,581
Deferred income taxes, non-current	251	227
Capital lease obligations, non-current	51	57
Other non-current liabilities	3,726	3,911
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,526,906 and 23,324,679 shares outstanding at June 30, 2018 and March 31, 2018, respectively	9,482	9,482
Treasury shares, 8,079,925 and 8,282,152 at June 30, 2018 and March 31, 2018, respectively	(2,425)	(2,486)
Capital in excess of stated value	(1,524)	(1,911)
Retained earnings	104,479	103,601
Accumulated other comprehensive loss	(263)	(255)
Total shareholders' equity	109,749	108,431
Total liabilities and shareholders' equity	$162,228	$157,207

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	June 30,
	2018	2017
Operating activities
Net loss	$(1,736)	$(2,958)
Adjustments to reconcile net loss to net cash used in operating activities
Net restructuring, severance and other charges	15	(12)
Net legal settlements	91	—
Depreciation	606	611
Amortization	543	485
Amortization of developed technology	2,663	2,307
Deferred income taxes	28	106
Share-based compensation	409	1,219
Change in cash surrender value of company owned life insurance policies	(4)	(6)
Changes in operating assets and liabilities	(3,978)	(2,236)
Net cash used in operating activities	(1,363)	(484)

Investing activities
Capital expenditures	(744)	(2,125)
Capitalized software development costs	(2,132)	(2,990)
Investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(2,878)	(5,117)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(495)	(265)
Principal payments under long-term obligations	(30)	(31)
Net cash used in financing activities	(525)	(296)
Effect of exchange rate changes on cash	(101)	50
Net decrease in cash and cash equivalents	(4,867)	(5,847)
Cash and cash equivalents at beginning of period	39,943	49,255
Cash and cash equivalents at end of period	$35,076	$43,408

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$82	$243
Accrued capitalized software development costs	57	681

AGILYSYS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EARNINGS FROM OPERATIONS
(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2018	2017

Net loss	$(1,736)	$(2,958)
Income tax (benefit) expense	(49)	78
Loss before taxes	(1,785)	(2,880)
Depreciation of fixed assets	606	611
Amortization of intangibles	543	485
Amortization of developed technology	2,663	2,307
Interest (income)	(52)	(26)
EBITDA (a)	1,975	497
Share-based compensation	409	1,219
Restructuring, severance and other charges	440	37
Other non-operating expense (income)	198	(113)
Legal settlements	91	—
Adjusted EBITDA (b)	$3,113	$1,640
Capital expenditures	(744)	(2,125)
Capitalized software development costs	(2,132)	(2,990)
Adjusted Earnings from Operations (c)	$237	$(3,475)

(a) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(c) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capital expenditures and capitalized software development costs